Exhibit 23.4

通 商 律 師 事 務 所

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add：beijing@tongshang.com  Website: www.tongshang.com.cn

December 9, 2015

To: Ctrip.com International Ltd.

99 Fu Quan Road

Shanghai 200335

People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors”, “Taxation”, “Enforceability of Civil Liabilities”, and “Legal Matters” in the prospectus as part of the registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, under the U.S. Securities Act of 1933, as amended, on December 9, 2015, and further consent to the incorporation by reference of the summaries of our opinions under these captions into the Registration Statement.

Yours Sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices